Exhibit 4.2

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                             BAYOU STEEL CORPORATION

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                           LOAN AND SECURITY AGREEMENT

                            Dated: February 18, 2004

                                   $45,000,000

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                            FLEET CAPITAL CORPORATION
                Individually and as Agent for any Lender which is
                            or becomes a Party hereto

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                                TABLE OF CONTENTS

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                                                                            ----

SECTION 1. CREDIT FACILITY ..............................................     1
     1.1.   Loans .......................................................     1
     1.2.   Letters of Credit; LC Guaranties ............................     2

SECTION 2. INTEREST, FEES AND CHARGES ...................................     3
     2.1.   Interest ....................................................     3
     2.2.   Computation of Interest and Fees ............................     4
     2.3.   Letter of Credit and LC Guaranty Fees .......................     4
     2.4.   Unused Line Fee .............................................     5
     2.5.   Prepayment Fee ..............................................     5
     2.6.   Audit Fees; Administrative/Collateral Monitoring Fee ........     5
     2.7.   Reimbursement of Expenses ...................................     6
     2.8.   Bank Charges ................................................     6
     2.9.   Collateral Protection Expenses; Appraisals ..................     7
     2.10.  Payment of Charges ..........................................     7
     2.11.  No Deductions ...............................................     7

SECTION 3. LOAN ADMINISTRATION ..........................................     8
     3.1.   Manner of Borrowing Revolving Credit Loans/LIBOR Option .....     8
     3.2.   Payments ....................................................    11
     3.3.   Mandatory and Optional Prepayments ..........................    12
     3.4.   Application of Payments and Collections .....................    13
     3.5.   All Loans to Constitute One Obligation ......................    13
     3.6.   Loan Account ................................................    14
     3.7.   Statements of Account .......................................    14
     3.8.   Increased Costs .............................................    14
     3.9.   Basis for Determining Interest Rate Inadequate ..............    15
     3.10.  Sharing of Payments, Etc ....................................    16

SECTION 4. TERM AND TERMINATION .........................................    16
     4.1.   Term of Agreement ...........................................    16
     4.2.   Termination .................................................    16

SECTION 5. SECURITY INTERESTS ...........................................    17
     5.1.   Security Interest in Collateral .............................    17
     5.2.   Other Collateral ............................................    18
     5.3.   Lien Perfection; Further Assurances .........................    19
     5.4.   Lien on Realty ..............................................    19
     5.5.   La Place Assets .............................................    19

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SECTION 6. COLLATERAL ADMINISTRATION ....................................    20
     6.1.   General .....................................................    20
     6.2.   Administration of Accounts ..................................    21
     6.3.   Administration of Inventory .................................    22
     6.4.   Administration of Equipment .................................    23
     6.5.   Payment of Charges ..........................................    23

SECTION 7. REPRESENTATIONS AND WARRANTIES ...............................    23
     7.1.   General Representations and Warranties ......................    23
     7.2.   Continuous Nature of Representations and Warranties .........    30
     7.3.   Survival of Representations and Warranties ..................    30

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS ..........................    31
     8.1.   Affirmative Covenants .......................................    31
     8.2.   Negative Covenants ..........................................    34
     8.3.   Excess Availability .........................................    40

SECTION 9. CONDITIONS PRECEDENT .........................................    40
     9.1.   Documentation ...............................................    40
     9.2.   Plan of Reorganization ......................................    41
     9.3.   Corporate Proceedings of Loan Parties .......................    41
     9.4.   Organizational Documents ....................................    41
     9.5.   Good Standing Certificates ..................................    41
     9.6.   Filings .....................................................    41
     9.7.   Satisfactory Capital Structure ..............................    42
     9.8.   Opinion of Borrower's Counsel ...............................    42
     9.9.   Pre-Closing Field Examinations/Appraisals ...................    42
     9.10.  Insurance ...................................................    42
     9.11.  Environmental Reports .......................................    42
     9.12.  Lockbox and Dominion Accounts ...............................    43
     9.13.  Indenture Documentation .....................................    43
     9.14.  Intercreditor Agreement .....................................    43
     9.15.  DIP Facility ................................................    43
     9.16.  Payment Instructions ........................................    43
     9.17.  Cash Management Review ......................................    43
     9.18.  Waivers .....................................................    43
     9.19.  Management ..................................................    43
     9.20.  Pro Forma Balance Sheet .....................................    44
     9.21.  No Default ..................................................    44
     9.22.  Borrowing Base ..............................................    44
     9.23.  Availability ................................................    44
     9.24.  No Litigation ...............................................    44
     9.25.  Material Adverse Effect .....................................    44
     9.26.  Closing Fee; Other Fees .....................................    44


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     9.27.  Other .......................................................    44

SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT ...........    45
     10.1.  Events of Default ...........................................    45
     10.2.  Acceleration of the Obligations .............................    47
     10.3.  Other Remedies ..............................................    48
     10.4.  Set Off and Sharing of Payments .............................    49
     10.5.  Remedies Cumulative; No Waiver ..............................    49

SECTION 11. AGENT .......................................................    50
     11.1.  Authorization and Action ....................................    50
     11.2.  Agent's Reliance, Etc .......................................    50
     11.3.  Fleet and Affiliates ........................................    51
     11.4.  Lender Credit Decision ......................................    52
     11.5.  Indemnification .............................................    52
     11.6.  Rights and Remedies to be Exercised by Agent Only ...........    52
     11.7.  Agency Provisions Relating to Collateral ....................    52
     11.8.  Agent's Right to Purchase Commitments .......................    53
     11.9.  Right of Sale, Assignment, Participations ...................    53
     11.10. Amendment ...................................................    55
     11.11. Resignation of Agent; Appointment of Successor ..............    56
     11.12. Audit and Examination Reports; Disclaimer by Lenders ........    56

SECTION 12. MISCELLANEOUS ...............................................    57
     12.1.  Power of Attorney ...........................................    57
     12.2.  Indemnity ...................................................    58
     12.3.  Sale of Interest ............................................    58
     12.4.  Severability ................................................    58
     12.5.  Successors and Assigns ......................................    58
     12.6.  Cumulative Effect; Conflict of Terms ........................    59
     12.7.  Execution in Counterparts ...................................    59
     12.8.  Notice ......................................................    59
     12.9.  Consent .....................................................    60
     12.10. Credit Inquiries ............................................    60
     12.11. Time of Essence .............................................    60
     12.12. Entire Agreement ............................................    60
     12.13. Interpretation ..............................................    60
     12.14. Confidentiality .............................................    61
     12.15. GOVERNING LAW; CONSENT TO FORUM .............................    61
     12.16. WAIVERS BY BORROWER .........................................    62
     12.17. Advertisement ...............................................    63


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                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT is made as of this 18th day of February, 2004, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at 1633 Broadway, New York, New York 10019, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the LENDERS and BAYOU STEEL CORPORATION, a Delaware corporation with its chief executive office and principal place of business at 138 Highway 3217, La Place, Louisiana 70069 ("Borrower"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to $45,000,000 available upon Borrower's request therefor, as follows:

      1.1. Loans.

            1.1.1. Revolving Credit Loans. Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time during the period from the date hereof to but not including the last day of the Term, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (i) (a) such Lender's Revolving Loan Commitment minus (b) the product of (x) such Lender's Revolving Loan Percentage multiplied by (y) the sum of the LC Amount and the LC Obligations minus (c) the product of (x) such Lender's Revolving Loan Percentage multiplied by (y) Reserves, if any, and (ii) (a) the product of (x) such Lender's Revolving Loan Percentage multiplied by (y) an amount equal to the Borrowing Base at such time minus (b) the product of (x) such Lender's Revolving Loan Percentage multiplied by (y) the sum of the LC Amount and the LC Obligations minus (c) the product of (x) such Lender's Revolving Loan Percentage multiplied by (y) Reserves, if any. Agent shall have the right to establish Reserves in such amounts, and with respect to such matters, as Agent shall reasonably deem necessary or appropriate consistent with customary practices for an asset based facility of this type, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1 including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of Borrower's Inventory; (iv) slow moving Inventory; (v) other sums chargeable against the Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; (vii) amounts owing by Borrower in connection with Product Obligations; (viii) volume rebates; and (ix) such other specific events, conditions or contingencies as to which Agent, in its reasonable credit judgment exercised in good faith, determines Reserves should be established from time to time hereunder. At any time after the Closing Date that Agent shall establish any single Reserve in excess of $500,000, Agent shall provide the Borrower with written notification thereof (for which notification by e-mail shall be acceptable) and shall respond to any reasonable request made by the Borrower to discuss the purpose of such Reserve. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the Reserves may limit or restrict Revolving Credit Loans requested by Borrower. Agent shall give Borrower five (5) days prior written notice of its intention to decrease the Advance Rates (for which notification by e-mail shall be acceptable) and shall respond to any reasonable request made by the Borrower to discuss the purpose of such decrease. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

            1.1.2. Use of Proceeds. The Revolving Credit Loans shall be used solely (i) to repay Borrower's senior secured debtor-in-possession credit facility, to pay administrative expenses, to pay other emergence costs and to replace post-petition letters of credit, in each case in accordance with the Plan of Reorganization, to the extent applicable, and to otherwise enable Borrower to consummate the Plan of Reorganization on the effective date thereof,
(ii) to fund certain transaction fees and expenses, (iii) to fund Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (iv) for other purposes permitted under this Agreement.

      1.2. Letters of Credit; LC Guaranties.

            1.2.1. Issuance of Letters of Credit and LC Guaranties. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent reasonably acceptable to Borrower, on the date requested by Borrower, Letters of Credit (sight drafts only) for the account of Borrower or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by Borrower, shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to letters of credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed); provided that the LC Amount shall not exceed $5,000,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date (a) after the last day of the Term, (b) in the case of standby Letters of Credit or LC Guaranties supporting standby letters of credit, more than one (1) year after the issuance date thereof or (c) in the case of documentary Letters of Credit or LC Guaranties supporting documentary letters of credit, more than 180 days after the issuance date thereof. Notwithstanding anything to the contrary contained herein, Borrower, Agent and Lenders hereby agree that all LC Obligations and all obligations of Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrower hereby acknowledges are requested and Lenders hereby agree to fund.

            1.2.2. Lender Participation. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or


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warranty, an undivided interest and participation therein equal to (x) the sum of (i) the applicable LC Amount and (ii) the applicable LC Obligations multiplied by (y) such Lender's Revolving Loan Percentage. Agent will notify each Lender on a weekly basis, or if determined by Agent, a more frequent basis, upon presentation to it of a draw under a Letter of Credit or a demand for payment under a LC Guaranty. On a weekly basis, or more frequently if requested by Agent, each Lender shall make payment to Agent in immediately available funds, of an amount equal to such Lender's pro rata share of the amount of any payment made by Agent in respect to any Letter of Credit or LC Guaranty. The obligation of each Lender to reimburse Agent under this subsection 1.2.2 shall be unconditional, continuing, irrevocable and absolute, except in respect of indemnity claims arising out of Agent's willful misconduct. In the event that any Lender fails to make payment to Agent of any amount due under this subsection 1.2.2, Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this subsection 1.2.2.

            1.2.3. Reimbursement. Notwithstanding anything to the contrary contained herein, Borrower, Agent and Lenders hereby agree that all LC Obligations and all obligations of the Borrower relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrower hereby acknowledges are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to (x) such LC Obligations multiplied by (y) such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. In no event shall Agent or any Lender make any Revolving Credit Loan in respect of any Obligation that has already been satisfied by Borrower.

                      SECTION 2. INTEREST, FEES AND CHARGES

      2.1. Interest.

            2.1.1. Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrower exercises its LIBOR Option as provided in Section 3.1, interest shall accrue on the principal amount of the LIBOR Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

            2.1.2. Default Rate of Interest. At the option of Agent, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").


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

            2.1.3. Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Revolving Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Revolving Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

      2.2. Computation of Interest and Fees.

            Interest, Letter of Credit and LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the second Business Day after receipt by Agent of such items in Agent's account located in Hartford, Connecticut.

      2.3. Letter of Credit and LC Guaranty Fees.

            Borrower shall pay to Agent:

            (i) for (x) a standby Letter of Credit issued in favor of Entergy Corporation in a face amount not in excess of $3,000,000, a per annum fee for the ratable benefit of Lenders equal to two percent (2.00%) of the aggregate undrawn available amount of such Letter of Credit outstanding from time to time during the term of this Agreement, and (y) other standby Letters of Credit and LC Guaranties of standby letters of credit, for the ratable benefit of Lenders a per annum fee equal to the Applicable Margin then in effect for LIBOR Portions of the aggregate undrawn available amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus in each case all normal and customary charges associated with the issuance, processing and administration thereof, which fees and charges shall be deemed fully earned upon issuance (or as advised by Agent or Bank) of each such Letter of Credit or LC Guaranty, shall be due and payable in arrears on the first Business Day of each month (or as advised by Agent or Bank) and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; provided that at any time that the Default Rate is in effect, the fee applicable under this subsection shall be equal to the otherwise applicable fee plus 2.00%;

            (ii) for documentary Letters of Credit and LC Guaranties of documentary letters of credit, for the ratable benefit of Lenders, a per annum fee (calculated for the number of months that such documentary Letters of Credit or LC Guaranties are to be outstanding) equal to the Applicable Margin then in effect for LIBOR Portions of the face amount of each such Letter of Credit or LC Guaranty, payable upon the issuance of such


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

      Letter of Credit or execution of such LC Guaranty, plus all normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty (or as advised by Agent or Bank), shall be due and payable in arrears on the first Business Day of each month (or as advised by Agent or Bank), and shall not be subject to rebate or proration upon the termination of this Agreement for any reason); provided that at any time that the Default Rate is in effect, the fee applicable under this subsection shall be equal to the otherwise applicable fee plus 2.00%; and

            (iii) with respect to all Letters of Credit, for the account of the Issuing Bank, a one-time fronting fee equal to 0.125% of the aggregate undrawn available amount of such Letters of Credit, which fronting fees shall be due and payable at the time of issuance of such Letters of Credit and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

      2.4. Unused Line Fee.

            Borrower shall pay to Agent, for the ratable benefit of Lenders, a fee (the "Unused Line Fee") equal to the Applicable Margin for the Unused Line Fee per annum multiplied by the average daily amount by which the Revolving Credit Maximum Amount exceeds the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the sum of the LC Amount and the LC Obligations. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

      2.5. Prepayment Fee.

            At the effective date of termination of this Agreement for any reason, Borrower shall pay to Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents and any amounts owing pursuant to subsection 3.2.5, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) 2.0% of the Total Credit Facility if termination occurs on or prior to the first anniversary of the Term, and (ii) 1.0% of the Total Credit Facility if termination occurs after the first anniversary of the Term but on or prior to the second anniversary of the Term. If termination occurs after the second anniversary of the Term, no termination charge shall be payable.

      2.6. Audit Fees; Administrative/Collateral Monitoring Fee.

            2.6.1. Audit Fees. Borrower shall pay to Agent audit fees (x) at the rate of $850 per day per examiner with respect to audits conducted by employees of Agent or any Affiliate of Agent, subject to adjustment in accordance with Agent's current schedule of fees in effect from time to time, or (y) equal to the lesser of (i) Agent's actual costs for outside professionals performing such work and (ii) the amount which would be applicable at such time for audits conducted as set forth in clause (x) of this subsection (provided that the limitation set forth in this clause (ii) shall not be applicable at any time that an Event of Default has occurred and is continuing), in each case in connection with audits of the books and records and Properties of Borrower and its Subsidiaries and


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

such other matters as Agent shall deem appropriate in its reasonable credit judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits; provided, that so long as no Event of Default has occurred and is continuing, Borrower shall not be liable for such audit fees incurred in connection with more than four (4) such audits during any fiscal year, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Such audit fees and out-of-pocket expenses shall be payable immediately upon demand therefor by Agent from time to time.

            2.6.2. Administrative/Collateral Monitoring Fee. Borrower shall pay to the Agent a fee for Agent's administrative and collateral monitoring duties, in the amount of $50,000 per annum payable quarterly in advance, commencing with the first day of the first month following the Closing Date and each three months thereafter.

      2.7. Reimbursement of Expenses.

            If, at any time or times regardless of whether or not an Event of Default then exists, (i) Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents (against which the good-faith deposit of $100,000 received prior to the Closing Date by the Agent shall be applied), any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all reasonable out-of-pocket costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or
(ii) Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's, any of its Subsidiaries' or any Guarantor's affairs; (2) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrower; provided that Borrower shall not be responsible for such costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrower under this Section 2.7 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Portions from time to time. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.8 and 2.9 hereof.

      2.8. Bank Charges.

            Borrower shall pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with

(i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent or any Lender, of proceeds of Loans made to Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrower and charging the Loan Account therefor.

      2.9. Collateral Protection Expenses; Appraisals.

            All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. From time to time not more frequently than semi-annually, and at any time if a Default or an Event of Default shall have occurred and be continuing, Agent may, at Borrower's expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value and liquidation value of all or any portion of the Inventory of Borrower and its Subsidiaries. Additionally, Agent may, at Borrower's expense at any time that a Default or an Event of Default shall have occurred and be continuing, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value and liquidation value of all or any portion of the real Property or other personal Property of Borrower or any of its Subsidiaries (in each case excluding the La Place Assets).

      2.10. Payment of Charges.

            All amounts payable by Borrower under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand, and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Portions from time to time. Upon the reasonable request of the Borrower from time to time, Agent shall provide detailed invoices or detailed statements with respect to such amounts (other than for principal, interest or fees set forth in this Agreement). Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrower and charging the Loan Account therefor.

      2.11. No Deductions.

            Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Agent or any Lender or franchise taxes by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

                         SECTION 3. LOAN ADMINISTRATION.

      3.1. Manner of Borrowing Revolving Credit Loans/LIBOR Option.

            Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

            3.1.1. Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 12:00 Noon (New York City time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Revolving Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

            3.1.2. Disbursement. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time; and (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. If at any time any Loan is funded by Agent or Lenders in excess of the amount requested or deemed requested by Borrower, Borrower agrees to repay the excess to Agent immediately upon the earlier to occur of (a) Borrower's discovery of the error and (b) notice thereof to Borrower from Agent or any Lender.

            3.1.3. Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from Borrower of any request for a Revolving Credit Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan, whether such Revolving Credit Loan shall be subject to the LIBOR Option, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage). Each Lender shall, not later than 12:00 p.m. (New York City time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Lender. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.

            3.1.4. Authorization. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to the Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Portion), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by Borrower to Agent or any Lender hereunder.

            3.1.5. Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: Borrower may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 12:00 Noon (New York City time), three Business Days before the proposed issuance date thereof, in which notice Borrower shall specify the issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and Issuing Bank); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agent and the Issuing Bank, as well as any required resolutions.

            3.1.6. Method of Making Requests. As an accommodation to Borrower, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans to Agent,
(ii) Agent and Issuing Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and
(iii) Agent may, in its discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless Borrower specifically directs Agent or Issuing Bank in writing not to accept or act upon telephonic or electronic communications from Borrower, neither Agent nor Issuing Bank shall have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's or Issuing Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Issuing Bank by Borrower (except with respect to acts of gross negligence or willful misconduct by Agent or Issuing Bank), and neither Agent nor Issuing Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Letter of Credit or LC Guaranty accepted by Agent and Issuing Bank hereunder shall be promptly followed by a written confirmation of such request from Borrower to Agent and Issuing Bank.

            3.1.7. LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrower desires to obtain a LIBOR Portion, Borrower shall give Agent a LIBOR Request no later than 12:00 Noon (New York City time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrower. In no event shall Borrower be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

            3.1.8. Conversion of Base Rate Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower may, on any Business Day, convert any Base Rate Portion into a LIBOR Portion. If Borrower desires to convert a Base Rate Portion, Borrower shall give Agent a LIBOR Request no later then 12:00 Noon (New York City time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrower shall not be permitted to have outstanding at any one time LIBOR Portions with more than six (6) different Interest Periods.

            3.1.9. Continuation of LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, Borrower may, on any Business Day, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If Borrower desires to continue a LIBOR Portion, Borrower shall give Agent a LIBOR Request no later than 12:00 Noon (New York City time) on the second Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrower shall not be permitted to have outstanding at any one time LIBOR Portions with more than six
(6) different Interest Periods. If Borrower shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

            3.1.10. Inability to Make LIBOR Portions. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent and Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions.

            3.2. Payments.

                  Except where evidenced by Revolving Notes or other instruments issued or made by Borrower to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this
Section 3.2 (in which case the conflicting provisions of said Revolving Notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  3.2.1. Principal. Principal on account of Revolving Credit Loans shall be payable by Borrower to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrower's rights to reborrow such amounts in compliance with subsection 1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof. Each payment (including principal prepayment) by Borrower on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Portions and then to LIBOR Portions.

                  3.2.2. Interest.

                        (i) Base Rate Portion. Interest accrued on Base Rate Portions shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

                        (ii) LIBOR Portion. Interest accrued on each LIBOR Portion shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to Section 4 hereof.

                  3.2.3. Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

                  3.2.4. Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

                  3.2.5. Prepayment of/Failure to Borrow LIBOR Portions. Borrower may prepay a LIBOR Portion only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). In the event of (i) the payment of any principal of any LIBOR Portion other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Portion other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any LIBOR Portion on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, as determined by such Lender in a manner consistent with its customs and practices.

      3.3. Mandatory and Optional Prepayments.

            3.3.1. Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2, if Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost, damaged or destroyed or taken by condemnation, Borrower shall, except with respect to amounts not in excess of $10,000 in any month received directly by Borrower (i.e., payments which Borrower has historically received in-hand and not through a lockbox or collection account) or unless otherwise agreed by Majority Lenders, pay to Agent for the ratable benefit of Lenders as and when received by Borrower or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by Borrower or such Subsidiary from such sale, loss, damage, destruction or condemnation. The applicable prepayment shall be applied to repay the outstanding principal of Revolving Credit Loans, subject to Borrower's rights to reborrow such amounts in compliance with subsection 1.1.1 hereof. If a Default or an Event of Default has occurred and is continuing at the time that any proceeds of insured losses or destruction to Equipment or real Property are received, such proceeds shall be applied as a mandatory prepayment of the Loans and a Reserve will be established by the Agent in the amount of such proceeds in the event that the Borrower expects to repair or replace such Property. Such Reserve may be released to the Borrower in the Agent's discretion, only as needed for use in replacing or repairing such Property during the one (1) year period following the receipt of such proceeds.

            3.3.2. Proceeds from Issuance of Additional Indebtedness or Equity. If Borrower issues any additional Indebtedness (other than the La Place Sale/Leaseback) or obtains any additional equity in a manner permitted under this Agreement, Borrower shall pay to Agent for the ratable benefit of Lenders, when and as received by Borrower and as a mandatory prepayment of the Obligations, a sum equal to 100% of the net proceeds to Borrower of the issuance of such Indebtedness or equity. Any such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full.

            3.3.3. Other Mandatory Prepayments. If Borrower or any Guarantor receives any proceeds from any tax refunds, indemnity payments or pension plan reversions, Borrower shall pay to Agent for the benefit of Lenders, when and as received by Borrower or such Guarantor, and as a mandatory prepayment of the Obligations, a sum equal to 100% of such proceeds of such tax refund, indemnity payment or pension plan reversions. Any such prepayment shall be applied to the Obligations in the manner specified in the third sentence of subsection 3.3.1 until payment thereof in full.

            3.3.4. LIBOR Portions. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion prior to the last day of the Interest

Period for such LIBOR Portion, the amount of such prepayment shall not be applied to such LIBOR Portion, but will, at Borrower's option, be held by Agent in an interest bearing account (or, at any time that a Default or Event of Default has occurred and is continuing, a non-interest bearing account) at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

      3.4. Application of Payments and Collections.

            3.4.1. Collections. All items of payment received by Agent by 12:00 Noon, New York City time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 Noon, New York City time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection
6.2.4 hereof or otherwise, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be disbursed to Borrower or otherwise at Borrower's direction in the manner set forth in subsection 3.1.2, upon Borrower's request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

            3.4.2. Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from Borrower; second, to pay interest due from Borrower in respect of all Loans; third, to pay or prepay principal of the Revolving Credit Loans and unpaid reimbursement obligations in respect of Letters of Credit; fourth, to pay an amount to Agent equal to all outstanding Letters of Credit, LC Guaranties and Letter of Credit Obligations (in the amount of 105% thereof) to be held as cash Collateral for such Obligations; fifth, to the payment of any other Obligation (other than amounts related to Product Obligations) due to Agent or any Lender by Borrower; and sixth, to pay any principal, fees, indemnities or expense reimbursements related to Product Obligations. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

      3.5. All Loans to Constitute One Obligation.

            The Loans and LC Guarantees shall constitute one general Obligation of Borrower, and shall be secured by Agent's Lien upon all of the Collateral.

      3.6. Loan Account.

            Agent shall enter all Loans as debits to a loan account (the "Loan Account") and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3.7. Statements of Account.

            Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower absent demonstrable error unless Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is received by Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

      3.8. Increased Costs.

            If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

            (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

            (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including

      (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrower shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent demonstrable error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

      3.9. Basis for Determining Interest Rate Inadequate.

            In the event that Agent or any Lender shall have determined that:

            (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

            (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Lender shall give Borrower prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given,
(i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless Borrower shall notify Agent no later than 12:00 Noon (New York City time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if Borrower shall notify Agent, no later than 12:00 Noon (New York City time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion.

      3.10. Sharing of Payments, Etc.

            If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section
3.10 shall be made through Agent.

                         SECTION 4. TERM AND TERMINATION

      4.1. Term of Agreement.

            Subject to the right of Lenders to cease making Loans to Borrower during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including February 16, 2007 (the "Term"), unless terminated as provided in
Section 4.2 hereof.

      4.2. Termination.

            4.2.1. Termination by Lenders. Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

            4.2.2. Termination by Borrower. Upon at least forty-five (45) days prior written notice to Agent and Lenders, Borrower may, at its option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrower has paid or collateralized to Agent's reasonable satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's reasonable satisfaction and Borrower has complied with Sections 2.5 and 2.7 and subsection 3.2.5. Any notice of termination given by Borrower shall become irrevocable thirty (30) days prior to the specified termination date unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

            4.2.3. Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Sections 2.5 and 2.7 and subsection 3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                          SECTION 5. SECURITY INTERESTS

      5.1. Security Interest in Collateral.

            To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby grants to Agent for the benefit of itself and each Lender a continuing Lien upon all of Borrower's assets (other than the La Place Assets), including, without limitation, all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i) Accounts;

            (ii) Certificated Securities;

            (iii) Chattel Paper;

            (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

            (v) Contract Rights;

            (vi) Deposit Accounts;

            (vii) Documents;

            (viii) Financial Assets;

            (ix) General Intangibles, including Payment Intangibles;

            (x) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

            (xi) Instruments;

            (xii) Intellectual Property;

            (xiii) Investment Property;

            (xiv) Letter-of-Credit Rights;

            (xv) money (of every jurisdiction whatsoever);

            (xvi) Security Entitlements;

            (xvii) Supporting Obligations;

            (xviii) Uncertificated Securities; and

            (xix) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof, and the grant of a security interest therein, Agent will not enforce its security interest in Borrower's rights under such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of Agent, Borrower will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Agent (and to Agent's enforcement of such security interest) in Agent's rights under such lease or license.

      5.2. Other Collateral.

            5.2.1. Commercial Tort Claims. Borrower shall promptly notify Agent in writing upon incurring or otherwise obtaining any Commercial Tort Claim, in an amount of $500,000 or more, after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Borrower represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims in an amount of $500,000 or more except as set forth on Schedule 5.2.1.

            5.2.2. Other Collateral. Borrower shall promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

      5.3. Lien Perfection; Further Assurances.

            Borrower shall execute such instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Borrower hereby authorizes Agent to file any UCC financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of Borrower or words of similar effect (other than the La Place Assets), or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on Borrower's behalf. Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements reasonably deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents.

      5.4. Lien on Realty.

            The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by Mortgages upon all real Property of Borrower (except for real Property included in the La Place Assets) now or hereafter owned. Each Mortgage shall be executed by Borrower in favor of Agent. Each Mortgage shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected first Lien on the real Property covered thereby. Borrower shall deliver to Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages.

      5.5. La Place Assets.

            Notwithstanding anything to the contrary provided in this Agreement, the Collateral and all limitations, agreements and covenants with respect thereto contained in this Agreement, including, without limitation, those set forth in Sections 5 and 6, subsections 8.1.8, 8.2.5, 8.2.17 and 10.1.7, and Section 10.3 hereof, shall not include the La Place Assets.

                      SECTION 6. COLLATERAL ADMINISTRATION

      6.1. General.

            6.1.1. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in Schedule
6.1.1 hereto, as updated by Borrower providing prior written notice to Agent of any new location.

            6.1.2. Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrower and each of its Subsidiaries, covering casualty, hazard, liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or (with respect to liability coverage) additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than ten (10) days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than thirty
(30) days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrower and its Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

            Unless Borrower provides Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Properties of Borrower and its Subsidiaries. Agent shall endeavor to provide Borrower with five (5) days prior notice of its intention to purchase such insurance, provided, however, that Agent's failure to provide such notice shall not prohibit Agent from making such purchase. This insurance may, but need not, protect the interests of Borrower and its Subsidiaries. The coverage that Agent purchases may not pay any claim that Borrower or any Subsidiary makes or any claim that is made against Borrower or any such Subsidiary in connection with said Property. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower and its Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrower will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrower and its Subsidiaries may be able to obtain on their own.

            6.1.3. Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      6.2. Administration of Accounts.

            6.2.1. Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent detailed (i) sales, credits and collections reports as of the 15th day and the last day of each month within five (5) Business Days after each such date (provided that, if Excess Availability is at any time less than $10,000,000, then such reports shall be delivered weekly), and (ii) monthly reports within twenty (20) days after each month's end, with respect to (a) Accounts aging, (b) Accounts that are ineligible for inclusion in the Borrowing Base, (c) Accounts concentration (top five Accounts), and (d) reconciliation of the Borrower's trial balance Accounts figure to its general ledger. Concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4, or more frequently as reasonably requested by Agent, from and after the date hereof, Borrower shall deliver to Agent a detailed aged trial balance of all of its Accounts, specifying the names, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's request therefor in conjunction with a field exam, or at any time that a Default or Event of Default has occurred and is continuing, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. Borrower shall deliver to Agent, not less than annually, a detailed listing of all Account Debtors, including, without limitation, the addresses and phone numbers thereof. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            6.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

            6.2.3. Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            6.2.4. Maintenance of Dominion Account. Borrower shall maintain one or more Dominion Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and Borrower shall obtain the agreement by such banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            6.2.5. Collection of Accounts, Proceeds of Collateral. Borrower agrees that all invoices rendered and other requests made by Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrower's Accounts have been assigned to Agent and to collect Borrower's Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to Borrower.

            6.2.6. Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which Borrower maintains reasonable reserves on its books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by Borrower.

      6.3. Administration of Inventory.

            Borrower shall keep records of its Inventory which records shall be complete and accurate and complete in all material respects. Borrower shall furnish to Agent detailed monthly reports with respect to Inventory, within twenty (20) days after each month's end, provided that, if Excess Availability is at any time less than $10,000,000, then such reports shall be delivered weekly. Such reports shall be in such format and detail as Agent shall reasonably request and shall include (i) a current list of all locations of Borrower's Inventory, (ii) a break-down of all ineligible Inventory, and (iii) a reconciliation of Borrower's perpetual Inventory to its general ledger. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

      6.4. Administration of Equipment.

            6.4.1. Records and Schedules of Equipment. Borrower shall keep records of its Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and, at any time that an Event of Default has occurred and is continuing, upon Agent's request Borrower shall, and shall cause each of its Subsidiaries to, furnish Agent with a report containing the foregoing information, along with all available evidence of ownership of its Equipment.

            6.4.2. Dispositions of Equipment. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of or transfer any of its respective Equipment or other fixed assets (except to the extent such Equipment or other fixed assets are part of the La Place Assets) or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, to (i) dispositions of Equipment and other fixed assets which, in the aggregate during any consecutive twelve-month period, have a fair market value or a book value, whichever is less, of $1,000,000 or less, provided that all proceeds thereof are remitted to Agent for application to the Loans as provided in subsection 3.3.1, or (ii) replacements of Equipment or other fixed assets that are substantially worn, damaged or obsolete with Equipment or other fixed assets of like kind, function and value, provided that the replacement Equipment or other fixed assets shall be acquired within ninety (90) days after any disposition of the Equipment or other fixed assets that are to be replaced and the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens. In the event that any Proceeds from the sale of any La Place Assets are deposited into any Dominion Account, (i) Borrower shall promptly notify Agent thereof, and (ii) Agent shall establish a Reserve in the amount of such Proceeds until such time as (x) such Proceeds are utilized by Borrower in compliance with the terms of Section 6.15 of the Indenture, and (y) Borrower has delivered a certificate to Agent confirming such compliance.

      6.5. Payment of Charges.

            All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Portions from time to time. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrower and charging the Loan Account therefor.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

      7.1. General Representations and Warranties.

            To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and each Lender that:

            7.1.1. Qualification. Borrower and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in (a) as of the date hereof, each state or jurisdiction listed on Schedule 7.1.1 hereto and (b) all states and jurisdictions in which the failure of Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

            7.1.2. Power and Authority. Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of Borrower; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be);
(iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under the Indenture or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

            7.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

            7.1.4. Capital Structure. Schedule 7.1.4 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by Borrower, (ii) the name of Borrower's and each of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (iii) the number, nature and record holder of all outstanding Securities of Borrower (determined for such purposes by treating the Plan of Reorganization as having been consummated on the date hereof immediately prior to the giving of such representation) and the holder of Securities of each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury Securities of Borrower. Each of the foregoing representations shall be accurate in all material respects as of Closing, except as follows: (a) Borrower's Subsidiaries will be merged into Borrower at or prior to Closing and (b) there may be changes in the record ownership of Securities resulting from changes in the ownership of Borrower's currently outstanding senior secured notes and changes in the composition of claims outstanding against Borrower and its Subsidiaries that are to be settled in Securities (including pending litigation that, if resolved adversely to Borrower, may result in the issuance of additional Securities to the plaintiffs in such litigation). Borrower has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities will, as of the Effective Time under the Plan of Reorganization, have been duly issued and will be fully paid and non-assessable. As of the Closing and after giving effect to the consummation of the Plan of Reorganization, there will be no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of Borrower or any of its Subsidiaries, except as contemplated by the 2004 Stock Option Plan of Borrower in substantially the form provided to Agent. Except as set forth on Schedule 7.1.4, as of the Closing and after giving effect to the consummation of the Plan of Reorganization, to Borrower's knowledge there will be no outstanding agreements or instruments binding upon any of Borrower's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

            7.1.5. Names; Organization. As of the date hereof, neither Borrower nor any of its Subsidiaries has been known as or has used, in each case within the last five (5) years, any legal, fictitious or trade names except those listed on Schedule 7.1.5 hereto. Except as set forth on Schedule 7.1.5, as of the date hereof, neither Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or, within the last five (5) years, has acquired all or substantially all of the assets of any Person. As of the date hereof, each of Borrower's and each of its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Schedule 7.1.5. As of the date hereof, the exact legal name of Borrower and each of its Subsidiaries is set forth on Schedule 7.1.5.

            7.1.6. Business Locations; Agent for Process. Each of Borrower's and each of its Subsidiary's chief executive office, location of books and records and other places of business are as listed on Schedule 6.1.1 hereto, as updated from time to time by Borrower in accordance with the provisions of subsection
6.1.1. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Schedule 6.1.1. All tangible Collateral is and will at all times be kept by Borrower and its Subsidiaries in accordance with subsection 6.1.1. Except as shown on Schedule 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

            7.1.7. Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agent under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

            7.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. With respect to each of Borrower's Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                  (i) such Account is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) such Account arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) such Account is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                  (iv) to the best of Borrower's knowledge, there are no facts, events or occurrences which in any material respect (x) impair the validity or enforceability of such Account or (y) tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                  (v) to the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to such Account was executed and (2) such Account Debtor is Solvent; and

                  (vi) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            7.1.9. Equipment. The Equipment of Borrower and its Subsidiaries is in adequate operating condition and repair for the purpose for which it is used, and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither Borrower nor any of its Subsidiaries will permit any Equipment to become affixed to any real Property leased to Borrower or any of its Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and Borrower will not permit any of the Equipment of Borrower or any of its Subsidiaries to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

            7.1.10. Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrower and its Subsidiaries (including the accounts of all Subsidiaries of Borrower and their respective Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of September 30, 2002 and September 30, 2003, and the related statements of income, changes in shareholder's equity, and changes in financial position for the fiscal years ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Borrower and such Persons, taken as a whole, at such dates and the results of Borrower's and such Persons' operations, taken as a whole, for such periods. As of the date hereof, since September 30, 2003, except as set forth in the Plan of Reorganization, there has been no material adverse change in the financial position of Borrower and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Borrower and each of its Subsidiaries ends on September 30th of each year.

            7.1.11. Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not contain, as of the date such statements were delivered to the Agent, and no other written statement of Borrower delivered to Agent or any Lender from time to time contained or will contain, as of the date delivered, any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading. This Agreement does not (i) contain any untrue statement of a material fact or (ii) omit a material fact necessary to make the statements contained herein not misleading. There is no fact which Borrower has failed to disclose to Agent or any Lender in writing which could reasonably be expected to have a Material Adverse Effect.

            7.1.12. Solvent Financial Condition. Borrower and each of its Subsidiaries, after giving effect to the Plan of Reorganization and the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions, will be Solvent.

            7.1.13. Surety Obligations. Except as set forth on Schedule 7.1.13, as of the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            7.1.14. Taxes. Borrower's federal tax identification number is 72-1125783. The federal tax identification number of each Subsidiary of Borrower is shown on Schedule 7.1.14 hereto. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

            7.1.15. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            7.1.16. Patents, Trademarks, Copyrights and Licenses. Borrower and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, tradenames, copyrights, licenses, and other similar rights as of the date hereof are listed on Schedule
7.1.16 hereto. As of the date hereof, no claim has been asserted to Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of Borrower and except as set forth on Schedule 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon Borrower's or any of its Subsidiaries' material Intellectual Property. Except as set forth on Schedule 7.1.16, Borrower's and each of its Subsidiaries' (i) material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permits, and does not restrict, the assignment by Borrower or any of its Subsidiaries to Agent, or any other Person designated by Agent, of all of Borrower's or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by Borrower or such Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Documents, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Schedule 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

            7.1.17. Governmental Consents. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

            7.1.18. Compliance with Laws. Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its

Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Borrower and each of its Subsidiaries has established and maintains policies and procedures to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

            7.1.19. Restrictions. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

            7.1.20. Litigation. Except as set forth on Schedule 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            7.1.21. No Defaults. No event has occurred and no condition exists which would, upon or after the effectiveness of the Plan of Reorganization and the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Upon and after the effectiveness of the Plan of Reorganization, neither Borrower nor any of its Subsidiaries will be in default with respect to (and, subsequent to the Closing Date, no event shall have occurred and no condition shall exist which would constitute, or which the passage of time or the giving of notice or both would constitute, a default with respect to) the payment of any Indebtedness to any Person for Money Borrowed in excess of $100,000.

            7.1.22. Leases. Schedule 7.1.22 hereto is a complete listing of all capitalized and operating personal Property leases of Borrower and its Subsidiaries, in each case having annual payments in excess of $25,000, and all real Property leases of Borrower and its Subsidiaries, in each case as of the date hereof. Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            7.1.23. Pension Plans. As of the date hereof, except as disclosed on
Schedule 7.1.23 hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of

Borrower and its Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            7.1.24. Trade Relations. Except as set forth in the Plan of Reorganization, there exists no actual or, to Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower and its Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and to the best of Borrower's knowledge, there exists no present condition or state of facts or circumstances which would prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            7.1.25. Labor Relations. Except as described on Schedule 7.1.25 hereto, as of the date hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

      7.2. Continuous Nature of Representations and Warranties.

            Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement (except where such representation or warranty, by its terms, is given as of a certain date), except for changes in the nature of Borrower's or any of Borrower's Subsidiary's business or operations that would render the information in any Schedule attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each Loan request made or deemed made pursuant to subsection 3.1.1 hereof, and each Letter of Credit or LC Guaranty request made under subsection 3.1.5 hereof, shall constitute Borrower's reaffirmation, as of the date of each such Loan, Letter of Credit or LC Guaranty request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrower, any Subsidiary of Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

      7.3. Survival of Representations and Warranties.

            All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

      8.1. Affirmative Covenants.

            During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that it shall:

            8.1.1. Visits and Inspections; Lender Meeting. Permit (i) representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.9 (whether or not personnel of Agent), from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.9. Agent, if no Default or Event of Default then exists, shall give Borrower reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

            8.1.2. Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, Borrower agrees to provide Agent with prompt written notice of any change in the information disclosed in any Schedule hereto, in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

            8.1.3. Financial Statements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP:

                  (i) (a) not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, and (b) within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                  (ii) not later than 30 days after the end of each fiscal quarter of the Borrower hereafter, including the last quarter of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and of the portion of the fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of Borrower and its Subsidiaries for such fiscal quarter and year-to-date period, subject only to changes from audit and year-end adjustments;

                  (iii) not later than 30 days after the end of each month commencing with the end of the first complete calendar month following the Closing Date, other than each month which is the end of a fiscal quarter of the Borrower, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidated basis (such financial statements for the month of March 2004 to include the portion of the month of February 2004 from the Closing Date through the end of the month);

                  (iv) not later than 20 days after the Closing Date, a balance sheet dated as of the Closing Date which shall reflect (a) the effectiveness of the Plan of Reorganization, (b) the transactions contemplated hereunder and (c) the application of "fresh start accounting";

                  (v) together with each delivery of financial statements pursuant to clauses (i) and (ii) of this subsection 8.1.3, a management report (1) setting forth in comparative form the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents in all material respects the results of operation and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated;

                  (vi) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (vii) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                  (viii) such other data, information (financial and otherwise) and Borrower arranged access to Borrower's certified public accountants as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's or any of its Subsidiaries' financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Agent a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that (x) based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof and (y) they are aware that Agent and Lenders are relying on such financial statements in making the Loans available to the Borrower. Concurrently with the delivery of the financial statements described in paragraph (i) and (ii) (but solely for the last month of each fiscal quarter of Borrower) of this subsection 8.1.3, or more frequently if reasonably requested by Agent, Borrower shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrower (a "Compliance Certificate").

            8.1.4. Borrowing Base Certificates. Borrower shall deliver to Agent, in form and substance reasonably acceptable to Agent and within five (5) Business Days after each certificate date, a Borrowing Base Certificate as of the 15th day and the last day of each month, with such supporting materials as Agent shall reasonably request, provided, however, that at any time that Excess Availability is less than $10,000,000, a Borrowing Base Certificate as of the last day of each week and the last day of each month shall be delivered to Agent within five (5) Business Days after the end of each such week and month.

            8.1.5. Landlord, Processor and Storage Agreements. Provide Agent with copies of all agreements between Borrower or any of its Subsidiaries and any landlord, processor, distributor, warehouseman or consignee which owns any premises at which any Collateral may, from time to time, be kept.

            8.1.6. Guarantor Financial Statements. Deliver or cause to be delivered to Agent financial statements, if any, for each Guarantor (to the extent not consolidated with the financial statements delivered to Agent under subsection 8.1.3) in form and substance reasonably satisfactory to Agent at such intervals and covering such time periods as Agent may reasonably request.

            8.1.7. Projections. Prior to the end of each fiscal year of Borrower, deliver to Agent Projections of Borrower and each of its Subsidiaries for the forthcoming fiscal year, prepared on a month-by-month basis.

            8.1.8. Subsidiaries. Cause each Subsidiary of Borrower, whether now or hereafter in existence, promptly upon Lender's request therefor, to execute and deliver to Agent a Guaranty Agreement and a security agreement pursuant to which such Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5.1 (except for any Properties that constitute La Place Assets held by such Subsidiary, which Properties (and any Liens thereof) shall be governed by the terms of the Indenture and the Noteholder Subsidiary Security Agreement). Additionally, Borrower shall execute and deliver to Agent a pledge agreement pursuant to which Borrower grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Subsidiary.

            8.1.9. Deposit and Brokerage Accounts. For each deposit account or brokerage account that Borrower at any time opens or maintains, Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of Borrower.

            8.1.10. Other Reports. (i) Within thirty (30) days after the end of each month, deliver to Agent a reconciliation of Revolving Credit Loans from Borrower's general ledger trial balance to Agent's monthly statement. (ii) Within twenty (20) days after the end of each month, deliver to Agent a detailed accounts payable report, along with a reconciliation of such report to Borrower's general ledger trial balance.

            8.1.11. Updated Information. Promptly notify Agent in writing of (a) each state or jurisdiction in which Borrower or any Subsidiary qualifies to do business after the date hereof, (b) the use by Borrower or any Subsidiary of a legal, fictitious or trade name not listed on Schedule 7.1.5 hereto, (c) any change after the date hereof in the tax identification number of Borrower or any Subsidiary, (d) the ownership by Borrower or any Subsidiary of any patent, trademark, service mark, tradename, copyright, license or other similar rights not listed on Schedule 7.1.16, (e) the assertion by any Person of a claim against Borrower or any Subsidiary that its use of its Intellectual Property or the conduct of its business does or may infringe upon the Intellectual Property rights of any third party, (f) any change after the date hereof in the list of capitalized and operating personal Property leases having annual payments in excess of $25,000, and all real Property leases of Borrower or any Subsidiary listed on Schedule 7.1.22 hereto, (g) any change after the date hereof in the list of Plans listed on Schedule 7.1.23 hereto and (h) any change after the date hereof in the representation contained in subsection 7.1.25.

            8.1.12. Environmental Compliance. Continue to be obligated under the terms of, and materially comply with, the Consent Order and Agreement, entered into as of February 1, 1996, by and between the Borrower and the Tennessee Department of Environment and Conservation, and the resulting Remedial Investigation Work Plan approved in February 2000.

      8.2. Negative Covenants.

            During the Term, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that in writing, it shall not:

            8.2.1. Mergers; Consolidations; Acquisitions; Structural Changes. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor change its or any of its Subsidiaries' state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor change its or any of its Subsidiaries' legal name; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, except for:

                  (i) mergers of any Subsidiary of Borrower into Borrower or another wholly-owned Subsidiary of Borrower; and

                  (ii) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8.

            8.2.2. Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money to any Person, other than (i) for salary, travel advances, advances against commissions and other similar advances to employees in the ordinary course of business, (ii) extensions of trade credit in the ordinary course of business, (iii) deposits with financial institutions permitted under this Agreement, (iv) prepaid expenses, and (v) loans to scrap metal suppliers not in excess of $150,000 outstanding at any time.

            8.2.3. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (i) Obligations owing to Agent or any Lender under this Agreement or any of the other Loan Documents;

                  (ii) Indebtedness, including without limitation Subordinated Debt, existing on the date of this Agreement and listed on Schedule 8.2.3;

                  (iii) Permitted Purchase Money Indebtedness;

                  (iv) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (v) Guaranties of any Indebtedness permitted hereunder;

                  (vi) Indebtedness pursuant to the Indenture or any refinancing thereof (with any such refinancing expressly being permitted by this Agreement), in each case in the maximum principal amount of $30,000,000;

                  (vii) the La Place Sale/Leaseback;

                  (viii) Derivative Obligations;

                  (ix) to the extent not included above, trade payables, accruals and accounts payable in the ordinary course of business (in each case to the extent not overdue) not for Money Borrowed; and

                  (x) Indebtedness not included in paragraphs (i) through (ix) above which does not exceed at any time, in the aggregate, the sum of $3,000,000.

            8.2.4. Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or any holder of any Securities of Borrower or any Subsidiary of Borrower, including without limitation any management, consulting or similar fees, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of Borrower, and (ii) as otherwise permitted under this Agreement.

            8.2.5. Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens at any time granted in favor of Agent for the benefit of Lenders;

                  (ii) Liens for taxes, assessments or governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection
      7.1.14 hereto, but only if in Agent's judgment such Lien would not reasonably be expected to adversely effect Agent's rights or the priority of Agent's lien on any Collateral;

                  (iii) Liens arising in the ordinary course of the business of Borrower or any of its Subsidiaries by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the business of Borrower or any of its Subsidiaries;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (v) Liens in favor of the Senior Note Holders, the Indenture Trustee or other collateral agent authorized by the Senior Note Holders on the La Place Assets;

                  (vi) Liens on deposits held by utilities with respect to energy supply contracts;

                  (vii) such other Liens as appear on Schedule 8.2.5 hereto;

                  (viii) Liens incurred or deposits made in the ordinary course of business in connection with (1) worker's compensation, social security, unemployment insurance and other like laws or (2) sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property;

                  (ix) reservations, covenants, zoning and other land use regulations, title exceptions or encumbrances granted in the ordinary course of business, affecting real Property owned or leased by Borrower or one of its Subsidiaries; provided that such exceptions do not in the aggregate materially interfere with the use of such Property in the ordinary course of Borrower's or such Subsidiary's business;

                  (x) judgment Liens that do not give rise to an Event of Default under subsection 10.1.15;

                  (xi) any rights of a tenant arising under a lease to a third party of up to 50% of the aggregate square footage in Borrower's Tulsa, Oklahoma warehouse, provided that (x) such lease shall (a) contain an automatic subordination clause by which all of such tenant's rights shall be subordinated to the Agent's Lien pursuant to the Mortgage on such premises, and (b) be otherwise in form and substance reasonably acceptable to Agent, and (y) Borrower and such tenant shall have executed and delivered to Agent an assignment of rents with respect to such lease, in form and substance reasonably acceptable to Agent;

                  (xii) encumbrances and other Liens on the real Property included in the La Place Assets that are ancillary to a La Place Sale/Leaseback; and

                  (xiii) such other Liens as Majority Lenders may hereafter approve in writing.

            8.2.6. Payments and Amendments of Certain Debt.

                  (i) Prepay any Senior Note Indebtedness before the stated due dates thereof, provided, however, that such prepayments may be made:

                        (x) with respect to any prepayments set forth in Section
            6.15 of the Indenture solely with respect to disposition of any La Place Assets; and

                        (y) with respect to optional redemptions as permitted by
            Section 5.8 of the Indenture, in an aggregate amount (excluding any payments made pursuant to clause (x) of this subsection 8.2.6) for any fiscal year not to exceed 25% of Excess Cash Flow for the immediately preceding fiscal year, provided that, at the time of any such redemption (a) no Default or Event of Default has occurred and is continuing, or would occur as a result of such prepayment, (b) payments on all accounts payable are being made within Borrower's historical and customary payment terms, (c) the Borrower is current on payments of all other Indebtedness, and (d) Excess Availability for the thirty (30) day period immediately before the proposed date of such optional redemption was not, and immediately after giving effect to such optional redemption will not be, less than the sum of
            (I) $17,500,000 plus (II) an amount equal to all Capital Expenditures planned for the next twelve (12) month period (as set forth in the most recent Projections), and provided, further, that no such optional redemptions may be made in any fiscal year with respect to the Excess Cash Flow for the immediately preceding fiscal year until Agent has received the financial statements for such immediately preceding fiscal year pursuant to subsection 8.1.3(i) evidencing such Excess Cash Flow (with the first such determination to be made upon Agent's receipt of the Borrower's financial statements for the fiscal year ending on September 30, 2004);

                  (ii) Make or permit any Subsidiary of Borrower to make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto or the subordination provisions thereof; or

                  (iii) Amend or modify any agreement, instrument or document evidencing or relating to any Subordinated Debt or Senior Note Indebtedness which (a) changes the maturity date of such obligations, (b) releases any collateral or requires any additional collateral therefor,
      (c) increases any interest rate or fees, (d) increases the maximum amount of such obligations, or (e) in any other way could reasonably be deemed to be adverse to the interests of the Agent and Lenders.

            8.2.7. Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except for:

                  (i) Distributions by any Subsidiary of Borrower to Borrower;

                  (ii) Distributions paid solely in Securities of Borrower or any of its Subsidiaries; and

                  (iii) Distributions by Borrower in amounts necessary to permit Borrower to repurchase Securities of Borrower from employees of Borrower or any of its Subsidiaries upon the termination of their employment, so long as no Default or Event of Default exists at the time of or would be caused by the making of such Distributions and the aggregate cash amount of such Distributions, measured at the time when made, does not exceed $75,000 in any fiscal year of Borrower.

            8.2.8. Capital Expenditures. Make Capital Expenditures (including Capitalized Lease Obligations) which, in the aggregate, as to Borrower and all of its Subsidiaries, exceed the annual and cumulative limitations set forth in the following table:

         -----------------------------------------------------------------------------------
                                                                    Cumulative Limit from
                                         Annual Limit            Closing Date through end of
         Fiscal Year ending            for Fiscal Year             Applicable Fiscal Year
         -----------------------------------------------------------------------------------
         September 30, 2004             $ 3.5 million                   $ 3.5 million
         -----------------------------------------------------------------------------------
         September 30, 2005             $12.2 million                   $15.7 million
         -----------------------------------------------------------------------------------
         September 30, 2006             $ 6.8 million                   $22.5 million
         -----------------------------------------------------------------------------------

Notwithstanding the foregoing annual and cumulative limits on Capital Expenditures, (a) the annual limit for any given fiscal year may be exceeded so long as the cumulative limit through the end of such fiscal year is complied with, (b) the annual and cumulative limits for any given fiscal year may be exceeded by up to 20% of the annual limit for the following year, so long as both the annual and cumulative limits for the prior fiscal year were complied with (it being acknowledged that such exempted overruns shall in no way modify the cumulative limits for the fiscal year following the year of such excess Capital Expenditures), and (c) in any given fiscal year in lieu of and not in addition to the permitted excess Capital Expenditures contemplated by the preceding clause (b) for such fiscal year, the Borrower may accelerate Capital Expenditures planned for one or more future fiscal years to fund improvements to or replacement of the casters and baghouse at the La Place, Louisiana facility. Insofar as any expenditure on or relating to any real Property is funded by a governmental authority, the cumulative limits for permitted Capital Expenditures set forth in the preceding table shall be reduced dollar for dollar by the amount of such governmental funding, up to a maximum aggregate reduction of $5,000,000; provided, however, that the amount of such reductions shall be offset dollar for dollar by any Capital Expenditures made in respect of such real Property by the Borrower. For purposes of illustration, in the event that a governmental authority provides $5,000,000 in funding for improvements to any real Property and the Borrower itself provides an additional $4,000,000 to fund such improvements, then the cumulative limits for Capital Expenditures shall be reduced only by $1,000,000.

            8.2.9. Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                  (i) sales of Inventory in the ordinary course of business;

                  (ii) transfers of Property to Borrower by a Subsidiary of Borrower;

                  (iii) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete (subject to subsection 6.4.2 hereof);

                  (iv) a La Place Sale/Leaseback;

                  (v) dispositions of any La Place Assets as permitted in the Indenture;

                  (vi) dispositions of investments described in paragraphs (iv),
      (v), (vi) and (vii) of the definition of the term "Restricted Investments"; and

                  (vii) other dispositions expressly authorized by this Agreement.

            8.2.10. Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except to Borrower.

            8.2.11. Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis.

            8.2.12. Restricted Investment. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

            8.2.13. Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Subsidiary of Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof.

            8.2.14. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrower's Subsidiaries.

            8.2.15. Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to its or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

            8.2.16. Fiscal Year End. Change, or permit any Subsidiary of Borrower to change, its fiscal year end.

            8.2.17. Negative Pledges. Enter into any agreement limiting the ability of Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property other than the La Place Assets.

            8.2.18. Leases. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $1,500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

      8.3. Excess Availability.

            Borrower shall not permit Excess Availability to be less than $5,000,000 at any time.

                         SECTION 9. CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

      9.1. Documentation.

            Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

      9.2. Plan of Reorganization.

            (i) The final form of the Plan of Reorganization (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) shall have been reviewed by and found to be reasonably acceptable to, the Agent, and shall have been confirmed by a final order of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, which order shall be acceptable to the Agent and shall no longer be subject to appeal (i.e., the 10-day waiting period shall have expired) or certiorari proceeding, and no appeal or certiorari proceeding shall be pending with respect thereto, (ii) the Borrower shall have complied with all requirements of the Plan of Reorganization required to be complied with on or prior to the effective date of the Plan of Reorganization and (iii) the Plan of Reorganization shall have become effective.

      9.3. Corporate Proceedings of Loan Parties.

            The Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the board of directors of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, and (ii) the granting by the Borrower of the security interests in and liens upon the Collateral, in each case certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor as of the Closing Date; and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

      9.4. Organizational Documents.

            The Agent shall have received a certificate, in form and substance satisfactory to the Agent, of the Secretary or an Assistant Secretary of the Borrower and each Guarantor, dated the Closing Date, (i) setting forth the incumbency and signature of the officers of the Borrower and each Guarantor to the extent any such officers shall be executing this Agreement, any other Loan Document, any certificate or other documents to be delivered pursuant hereto, and (ii) attaching copies of (x) the Articles or Certificate of Incorporation of the Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation, and (y) the By-Laws of the Borrower and each Guarantor.

      9.5. Good Standing Certificates.

            The Agent shall have received good standing certificates for the Borrower and each Guarantor dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of the Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of the Borrower's or such Guarantor's business activities or the ownership of its properties necessitates qualification.

      9.6. Filings.

            Agent shall have filed or shall have made satisfactory arrangements in Agent's sole discretion, for the filing of all such financing statements and other collateral filings consistent with the Collateral and shall have given all such notices as may be necessary for Agent to perfect its security interest in the Collateral consistent with the Collateral for itself and for the benefit of the Lenders, and to assure its first-priority status therein.

      9.7. Satisfactory Capital Structure.

            Agent shall be reasonably satisfied with the ownership of Borrower, the management of Borrower, Borrower's capital structure and the terms (including, but not limited to, inter-creditor provisions) of any of Borrower's additional outstanding indebtedness (including, without limitation, the Senior
Note Indebtedness). The Subsidiaries shall have been merged with and into Borrower on terms and conditions satisfactory to the Agent. The Agent shall be reasonably satisfied that Borrower owns or has an interest in all properties, assets, rights and interests (including all intellectual property and licenses therefor) necessary or appropriate for the conduct of its business.

      9.8. Opinion of Borrower's Counsel.

            Borrower shall provide Agent with opinions of (i) Kirkpatrick & Lockhart LLP in respect of each Loan Document governed by New York law, and (ii) local counsel with respect to the Mortgage on the Borrower's real Property located in Harriman, Tennessee, in each case which shall be satisfactory in form and substance to Agent and its counsel (the "Opinions"). The Opinions shall provide that the applicable Loan Documents are legal, valid, binding and enforceable in accordance with their terms. The Opinions will also cover such other matters as Agent and its counsel may reasonably request.

      9.9. Pre-Closing Field Examinations/Appraisals.

            The Agent shall have received the results of its pre-closing field examinations and an updated appraisal of the Inventory performed by Hilco, and such results shall be satisfactory to the Agent in its sole discretion.

      9.10. Insurance.

            The Agent shall have received, in form and substance satisfactory to the Agent, copies of the Borrower's casualty insurance policies, together with loss payable endorsements on the Agent's standard form of loss payee endorsement naming the Agent as loss payee, and copies of the Borrower's liability insurance policies, together with endorsements naming the Agent as a co-insured.

      9.11. Environmental Reports.

            (i) The Agent shall have received copies of any existing environmental studies and reports with respect to any real Property owned or leased by the Borrower, including, without limitation, all existing environmental records and remediation plans, and (ii) the Agent shall be satisfied that there is no information included in such studies and reports indicating that there are existing environmental liabilities which could reasonably be expected to have a Material Adverse Effect.

      9.12. Lockbox and Dominion Accounts.

            The Borrower shall have established all necessary lockbox accounts for receipt of all domestic collections at the Bank, along with the Dominion Account, and Borrower will authorize the use of all such collections for the repayment of Obligations. All documentation with respect to the lockbox accounts and Dominion Account shall be satisfactory to the agent. Borrower shall execute such security documents related to its foreign collections accounts as the Agent shall require, provided that all such documentation will not unreasonably create tax issues under Borrower's corporate structure.

      9.13. Indenture Documentation.

            The Agent shall have received final executed copies of the Indenture and all documents relating thereto as in effect on the Closing Date, each of which shall be satisfactory in form and substance to the Agent in its sole discretion.

      9.14. Intercreditor Agreement.

            The Agent shall have entered into an intercreditor agreement, in form and substance reasonably satisfactory to it, with the Senior Note Holders.

      9.15. DIP Facility.

            The Agent shall have received evidence satisfactory to it of the release of the Borrower from any and all liability under the DIP Facility, and all Liens on the assets of the Borrower and the Guarantors in connection with the DIP Facility shall have been terminated.

      9.16. Payment Instructions.

            The Agent shall have received written instructions from the Borrower directing the application of proceeds of the initial Revolving Credit Loans.

      9.17. Cash Management Review.

            The Agent shall be satisfied with all cash management services of the Borrower, including, without limitation, controlled disbursement accounts.

      9.18. Waivers.

            The Agent shall have received all mortgagee, landlord and warehouse waivers as it shall require with respect to all premises of the Borrower where Inventory or other operations of the Borrower are maintained, each of which shall be in form and substance satisfactory to Agent.

      9.19. Management.

            The Agent shall be satisfied with the composition of the board of directors and senior management of the Borrower.

      9.20. Balance Sheet.

            The Agent shall have received an unaudited balance sheet of the Borrower, dated as of January 31, 2004, which shall be satisfactory to the Agent in all respects.

      9.21. No Default.

            No Default or Event of Default shall exist.

      9.22. Borrowing Base.

            The Agent shall have received a duly executed Borrowing Base Certificate which shall indicate that the Borrowing Base is sufficient in value to support Loans in the amount requested by the Borrower on the Closing Date.

      9.23. Availability.

            Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrower has paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby, (including without limitation the effectiveness of the Plan of Reorganization), Excess Availability shall not be less than $15,000,000.

      9.24. No Litigation.

            No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

      9.25. Material Adverse Effect.

            As of the Closing Date, since January 21, 2004, there has not been any material adverse change in its business, assets, financial condition, income or prospects and no event or condition exists which would be reasonably likely to result in any Material Adverse Effect.

      9.26. Closing Fee; Other Fees.

            Agent shall have received (i) a fee, for the ratable account of the Lenders, in an amount equal to (i) 0.75% of the Total Credit Facility minus (ii) the commitment fee paid by the Borrower to the Agent pursuant to the Commitment Letter, dated as of January 21, 2004, and (ii) all other fees payable to the Agent and Lenders on or prior to the Closing Date.

      9.27. Other.

            All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Indenture and the

Plan of Reorganization shall be satisfactory in form and substance to the Agent, the Lenders and their counsel.

          SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      10.1. Events of Default.

            The occurrence of one or more of the following events shall constitute an "Event of Default":

            10.1.1. Payment of Obligations. Borrower shall fail to pay any of the Obligations hereunder or under any Revolving Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            10.1.2. Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of Borrower, any Subsidiary of Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

            10.1.3. Breach of Specific Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5.2, 5.3, 6.1.1, 6.1.2, 6.2.4, 6.2.5, 8.1.1, 8.1.2, 8.1.4, 8.1.9, 8.2 or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in
Section 8.1.3 or 8.1.7 hereof within 5 days following the date on which Borrower is required to perform, keep or observe such covenant.

            10.1.4. Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Borrower.

            10.1.5. Default Under Security Documents or Other Agreements. Any event of default shall occur under, or Borrower, any of its Subsidiaries or any other Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

            10.1.6. Other Defaults. There shall occur any default or event of default on the part of Borrower, any Subsidiary of Borrower or any other Guarantor under any agreement, document or instrument to which Borrower, such Subsidiary of Borrower or such Guarantor is a party or by which Borrower, such Subsidiary of Borrower or such Guarantor or any of its Property is bound, evidencing or relating to (a) any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $500,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof or (b) the Indenture.

            10.1.7. Uninsured Losses. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $1,000,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

            10.1.8. Insolvency and Related Proceedings. Borrower, any Subsidiary of Borrower or any other Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower, any Subsidiary of Borrower or any other Guarantor under U.S. federal bankruptcy laws (if against Borrower, any Subsidiary of Borrower or any other Guarantor the continuation of such proceeding for more than 30 days), or Borrower, any Subsidiary of Borrower or any other Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

            10.1.9. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower, any Subsidiary of Borrower or any other Guarantor for a period which materially adversely affects the capacity of the Borrower, or the Borrower and its Subsidiaries taken as a whole, to continue its business on a profitable basis; or Borrower, any Subsidiary of Borrower or any other Guarantor shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by Borrower, any Subsidiary of Borrower or any other Guarantor which is necessary to the continued or lawful operation of its business; or Borrower, any Subsidiary of Borrower or any other Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower, any Subsidiary of Borrower or any other Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

            10.1.10. Change of Management and Ownership. (a) Either of (i) Jerry Pitts (President/Chief Operating Officer) or (ii) Richard Gonzalez (Vice President/Chief Financial Officer) shall cease for any reason whatsoever to be actively engaged in the management of Borrower's affairs, and such individual shall not have been replaced, immediately thereafter on an interim basis, and within 120 days thereafter (or a longer period of time provided that the Borrower's board of directors is diligently engaged in an effort to locate such replacement) on a permanent basis, in each case by an individual who has (x) been approved by the Borrower's board of directors and (y) comparable experience and expertise to the person being replaced, as reasonably determined by the Borrower's board of directors and reasonably acceptable to the Required Lenders; or (b) Borrower shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of each of its Subsidiaries.

            10.1.11. ERISA. A Reportable Event shall occur which, in Agent's determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any other Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

            10.1.12. Challenge to Agreement. Borrower, any Subsidiary of Borrower or any other Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

            10.1.13. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

            10.1.14. Criminal Forfeiture. Borrower, any Subsidiary of Borrower or any other Guarantor, or any officer of Borrower, shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property, having a value in excess of $50,000, of Borrower, any Subsidiary of Borrower or any other Guarantor.

            10.1.15. Judgments. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against Borrower, any Subsidiary of Borrower or any other Guarantor, or any of their respective Property, in each case arising after the confirmation of the Plan of Reorganization (i) in the case of money judgments, in an amount of $1,000,000 or more for any single judgment, attachment or process, in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days.

            10.1.16. The Plan of Reorganization shall be modified after the Closing Date in any manner without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, or (ii) the Confirmation Order (as such term is defined in the Plan of Reorganization) is vacated or stayed pursuant to an order of a court of competent jurisdiction.

            10.1.17. Material Adverse Effect. Any event occurs which reasonably could be expected to have a Material Adverse Effect.

      10.2. Acceleration of the Obligations.

            Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrower shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Revolving Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

      10.3. Other Remedies.

            Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

            10.3.1. All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            10.3.2. The right to take immediate possession of the Collateral, and to (i) require Borrower and each of its Subsidiaries to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower or any Subsidiary of Borrower, Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Agent for storage thereof).

            10.3.3. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrower agrees that ten (10) days' written notice to Borrower or any of its Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations;

and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

            10.3.4. Agent is hereby granted a license or other right to use, without charge, Borrower's and each of its Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and Borrower's and each of its Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

            10.3.5. Agent may, at its option, require Borrower to deposit with Agent funds equal to 105% of the LC Amount and, if Borrower fails to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan. Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

      10.4. Set Off and Sharing of Payments.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice to Borrower being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with the Revolving Loan Percentages.

      10.5. Remedies Cumulative; No Waiver.

            All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and Borrower or between Agent and Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrower to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower.

                                SECTION 11. AGENT

      11.1. Authorization and Action.

            Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrower. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Revolving Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

      11.2. Agent's Reliance, Etc.

            Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower, to inspect the property (including the books and records) of Borrower, to monitor the financial condition of Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section
11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof; (viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrower or Borrower's independent certified public accountants stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

      11.3. Fleet and Affiliates.

            With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, Borrower, and any Person who may do business with or own Securities of Borrower all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

      11.4. Lender Credit Decision.

            Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrower.

      11.5. Indemnification.

            Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrower, any creditor of Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

      11.6. Rights and Remedies to be Exercised by Agent Only.

            Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

      11.7. Agency Provisions Relating to Collateral.

            Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by

Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section 11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

      11.8. Agent's Right to Purchase Commitments.

            Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

      11.9. Right of Sale, Assignment, Participations.

            Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

            11.9.1. Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent and, except with respect to any assignment to Bank of America or any of its Affiliates, in the absence of a Default or Event of Default, Borrower, must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement, (iv) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment and (v) Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments assumed by such other Lender. To the extent that Borrower's consent is not required with respect to any sale or assignment, Agent will provide written notice to the Borrower of the identity of such purchaser or assignee.

            11.9.2. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrower, which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrower hereunder shall be determined as if the originating Lender had not sold any such participation.

            11.9.3. Certain Agreements of Borrower. Borrower agrees that (i) it will use its commercially reasonable efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding Borrower to any potential Participant or assignee.

            11.9.4. Non U.S. Resident Transferees. If, pursuant to this Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrower either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrower) to provide the transferor Lender, Agent and Borrower a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

      11.10. Amendment.

            No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Revolving Note), nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, do any of the following: (1) increase or decrease the aggregate Revolving Loan Commitments, or any Lender's Revolving Loan Commitment,
(2) reduce the principal of, or interest on, any amount payable hereunder or under any Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) increase or decrease any interest rate payable hereunder, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Revolving Note, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally, (5) increase any advance percentage contained in the definition of the term "Borrowing Base", (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (9) amend the definition of the term "Majority Lenders", (10) amend this Section 11.10 or (11) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 11.7 hereof; or (ii) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Revolving Note or any other Loan Document.

      11.11. Resignation of Agent; Appointment of Successor.

            Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrower. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrower (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to Lenders and Borrower of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrower's consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

      11.12. Audit and Examination Reports; Disclaimer by Lenders.

            By signing this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

            (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

            (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 12.14; and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                            SECTION 12. MISCELLANEOUS

      12.1. Power of Attorney.

            Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to Borrower and in Borrower's or Agent's name, but at the cost and expense of
Borrower:

            12.1.1. At such time or times as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, Revolving Notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

            12.1.2. At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi),
(viii) and (ix) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate;
(vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

            The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

      12.2. Indemnity.

            The Borrower hereby agrees to jointly and severally indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of the Borrower's failure to observe, perform or discharge the Borrower's duties hereunder, except those determined by a court of competent jurisdiction in a final nonappealable judgment to have arisen out of the gross negligence or willful misconduct of Agent or such Lender. In addition, the Borrower shall defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, the Borrower shall indemnify and hold harmless Agent and each Lender (and each of their Affiliates) from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or under the Environmental Laws, or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence of any pollutants, flammables, explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of toxic or hazardous substances, wastes, or materials under any Environmental Law, except for those losses, damages, costs, expenses or liabilities determined by a court of competent jurisdiction in a final nonappealable judgment to have arisen out of the gross negligence or willful misconduct of Agent or such Lender. Notwithstanding any contrary provision in this Agreement, the obligation of the Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

      12.3. Sale of Interest.

            Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

      12.4. Severability.

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      12.5. Successors and Assigns.

            This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Agent and each Lender permitted under Section 11.9 hereof.

      12.6. Cumulative Effect; Conflict of Terms.

            The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      12.7. Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      12.8. Notice.

            Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

      If to Agent:                      Fleet Capital Corporation
                                        1633 Broadway, 29th Floor
                                        New York, New York 10019
                                        Attention: Loan Administration Manager
                                        Facsimile No.: (646) 366-4395

      With a copy to:                   Hahn & Hessen LLP
                                        488 Madison Avenue
                                        New York, New York 10022
                                        Attention: Daniel J. Krauss, Esq.
                                        Facsimile No.: (212) 478-7400

      If to Borrower:                   Bayou Steel Corporation
                                        138 Highway 3217
                                        P.O. Box 5000
                                        La Place, Louisiana 70069
                                        Attention: Richard J. Gonzalez, CFO
                                        Facsimile No.: (985) 652-0485

      With a copy to:                   Kirkpatrick & Lockhart LLP
                                        Henry W. Oliver Building
                                        535 Smithfield Street
                                        Pittsburgh, Pennsylvania 15222-2312
                                        Attention: Richard Thorpe, Esq.
                                        Facsimile No.: (412) 355-6501

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or
4.2.2 hereof shall not be effective until received by Agent or such Lender.

      12.9._______Consent.

            Whenever Agent's, Majority Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

      12.10. Credit Inquiries.

            Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

      12.11. Time of Essence.

            Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      12.12. Entire Agreement.

            This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      12.13. Interpretation.

            No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      12.14. Confidentiality.

            Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14. In any event, however, Agent, each Lender, Borrower and their Affiliates may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and by the other Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to Agent, any Lender, Borrower or their Affiliates relating to such tax treatment and tax structure; it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby and by the other Loan Documents.

      12.15. GOVERNING LAW; CONSENT TO FORUM.

            THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF ANY OTHER STATE'S LAWS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS,

COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      12.16. WAIVERS BY BORROWER.

            BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS , CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      12.17. Advertisement.

            Borrower hereby authorizes Agent to publish the name of Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

      IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                        BAYOU STEEL CORPORATION

                                        By: ____________________________________
                                            Richard J. Gonzalez,
                                            Vice President and Chief Financial
                                            Officer


                                        FLEET CAPITAL CORPORATION,
                                          as Agent and as a Lender

                                        By: ____________________________________
                                            Suzanne Cozine,
                                            Vice President

                                        Revolving Loan Commitment: $45,000,000

                                   APPENDIX A

                               GENERAL DEFINITIONS

            When used in the Loan and Security Agreement dated as of February 18, 2004, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto and Bayou Steel Corporation, (a) the terms Account, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Software, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto under the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            Account Debtor - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

            Advance Rates - collectively, the A/R Advance Rate, the Inventory Value Advance Rate, the Inventory Liquidation Advance Rate, the In-Transit Inventory Value Advance Rate and the In-Transit Inventory Liquidation Advance Rate.

            Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

            Agent - Fleet Capital Corporation in its capacity as agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to Section 11.11 of the Agreement.

            Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Revolving Loan Commitment divided by
(ii) the aggregate of all Revolving Loan Commitments.

            Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

            Applicable Margin - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Portion, the LIBOR Portion and the Unused Line
Fee:

            Base Rate Portion                                     0.50%
            LIBOR Portion                                         2.50%
            Unused Line Fee                                       0.25%

            The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for the second and fourth fiscal quarters of each fiscal year of the Borrower during the Term, commencing with the first such period after the first anniversary of the Closing Date (each such date an "Adjustment Date"), effective prospectively, by reference to average Excess Availability for the two fiscal quarters most recently ended, in accordance with the following:

             Average                                                               Unused
       Excess Availability           Base Rate Portion        LIBOR Portion       Line Fee
       -------------------           -----------------        -------------       --------
      Greater than or equal
         to $23,000,000                    0.00%                  2.00%             0.25%

      Greater than or equal
       to $19,000,000 but
      less than $23,000,000                0.25%                  2.25%             0.25%

      Greater than or equal
       to $15,000,000 but
      less than $19,000,000                0.50%                  2.50%             0.25%

      Greater than or equal
       to $11,000,000 but
      less than $15,000,000                0.75%                  2.75%            0.375%

            Less than
           $11,000,000                     1.00%                  3.00%            0.375%

provided that if Borrower fails to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

            Assignment and Acceptance Agreement - an assignment and acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Revolving Loan Commitment, as permitted pursuant to the terms of this Agreement.

            Availability - the amount of additional money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when (a) the sum of (i) the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), plus (ii) the sum of the LC Amount and the LC Obligations plus (iii) any Reserves is subtracted from

(b) the Borrowing Base as determined by reference to the most recently delivered Borrowing Base Certificate, subject to the qualifications set forth in the definition thereof. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

            Bank - Fleet National Bank or any successor thereto.

            Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            Base Rate Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

            Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

            (i) the Revolving Credit Maximum Amount; or

            (ii) an amount equal to the sum of

                  (a) up to 85% (the "A/R Advance Rate") of the net amount of Eligible Accounts outstanding at such date; plus

                  (b) the lesser of (1) $30,000,000 or (2) the sum of (i) the lesser of (x) up to 60% (the "Inventory Value Advance Rate") of the value (calculated at the lower of cost or market on a FIFO basis) of Eligible Inventory (exclusive of Eligible In-Transit Inventory) at such date, or
      (y) up to 85% (the "Inventory Liquidation Advance Rate") of the Net Orderly Liquidation Value of Eligible Inventory (exclusive of Eligible In-Transit Inventory) at such date, plus (ii) the least of (x) $200,000,
      (y) up to 60% (the "In-Transit Inventory Value Advance Rate") of the value (calculated at the lower of cost or market on a FIFO basis) of Eligible In-Transit Inventory at such date, or (z) up to 85% (the "In-Transit Inventory Liquidation Advance Rate") of the Net Orderly Liquidation Value of Eligible In-Transit Inventory at such date.

For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

            Borrowing Base Certificate - a certificate by a responsible officer of Borrower, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrower and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to Borrower, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

            Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

            Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

            Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Closing Date - February 18, 2004.

            Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

            Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

            Computer Hardware and Software - all of Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

            Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            Contract Right - any right of Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

      Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

            Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            Default Rate - as defined in subsection 2.1.2 of the Agreement.

            Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

            DIP Facility - the financing agreement, dated as of February 17, 2003, by and among Congress Financial Corporation (Southwest), as agent, the lenders party thereto, the Borrower and Bayou Steel Corporation (Tennessee).

            Distribution - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

            Dominion Account - a special bank account or accounts of Borrower, established by Borrower for the benefit of Agent pursuant to subsection 6.2.4 of the Agreement at banks selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

            Eligible Account - an Account arising in the ordinary course of the business of Borrower from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made or services rendered by Borrower to a Subsidiary of Borrower or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                  (ii) it remains unpaid more than (x) 90 days after the original invoice date or (y) 60 days after the due date therefor, in each case as shown on the invoice; or

                  (iii) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, but only to the extent of such excess; or

                  (iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (v) the Account Debtor is also a creditor or supplier of Borrower or any Subsidiary of Borrower, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower or any Subsidiary of Borrower, or the Account otherwise is or may become subject to right of setoff by the Account Debtor, provided, that any such Account shall be eligible to the extent such amount thereof exceeds such contract, dispute, claim, setoff or similar right; or

                  (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (vii) it arises from a sale made or services rendered to an Account Debtor outside the United States, unless the sale is either (1) to an Account Debtor located in Canada provided that Eligible Accounts owing by such Account Debtors shall not exceed $1,000,000 at any time, (2) on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable credit judgment, or (3) to an Account Debtor located in Mexico provided that Eligible Accounts owing by such Account Debtors shall not exceed (x) $250,000 at any time with respect to open-account sales and (y) $250,000 at any time with respect to Accounts
      (a) arising from sales of Inventory which are in-transit within the United States and (b) which by their terms require payment by such Account Debtor prior to such Inventory crossing the Mexican border; or

                  (viii) (1) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or any other repurchase or return basis; or (2) it is subject to a reserve established by Borrower for potential returns or refunds, to the extent of such reserve; or

                  (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, in its reasonable credit judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss.203 et seq., as amended); or

                  (x) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

                  (xiii) Borrower or a Subsidiary of Borrower has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xiv) 25% or more of the Accounts owing from the Account Debtor are not Eligible Accounts hereunder, provided, however, that with respect to Accounts owed by Hunters Point Steel Inc., such Accounts shall not be excluded pursuant to this clause (xiv) unless 50% or more of such Accounts are not Eligible Accounts hereunder; or

                  (xv) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                  (xvi) it represents service charges, late fees or similar charges; or

                  (xvii) it is not otherwise acceptable to Agent in its reasonable credit judgment.

            Eligible Inventory - Inventory of Borrower (other than packaging materials and supplies, tooling, samples and literature) which Agent, in its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not raw materials or finished goods which meet the specifications of the purchase order or contract for such Inventory, if any; or

                  (ii) it consists of "stores" Inventory, or "CQ Billets" not marked to fair value (as each such term is commonly used by the Borrower and are commonly understood in the industry); or

                  (iii) it is not in good, new and saleable condition; or

                  (iv) it is slow-moving, obsolete or unmerchantable; or

                  (v) it does not meet all standards imposed by any governmental agency or authority; or

                  (vi) it does not conform in all respects to any covenants, warranties and representations set forth in the Agreement; or

                  (vii) it is not at all times subject to Agent's duly perfected, first priority security interest or is subject to a Lien that is not a Permitted Lien; or

                  (viii) it is not situated at a location in compliance with the Agreement, provided that Inventory situated at a location not owned by Borrower will be Eligible Inventory only if Agent has received a satisfactory landlord's agreement or bailee letter, as applicable, with respect to such location, or Agent has established a Reserve satisfactory to it in its discretion; or

                  (ix) it is in-transit, other than with respect to in-transit Inventory which is (x) in-transit between facilities owned or operated by the Borrower, or (y) pre-paid, provided that such pre-paid Inventory (1) otherwise constitutes eligible inventory, (2) has documentation satisfactory to the Agent which evidences that title has passed to Borrower, (3) is covered by casualty insurance as to which Borrower and Agent are named loss payees, and (4) otherwise constitutes Eligible Inventory but for this clause (ix) ("Eligible In-Transit Inventory"); or

                  (x) it is not otherwise acceptable to Agent in its reasonable credit judgment.

            Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to health, safety and environmental matters.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

            Event of Default - as defined in Section 10.1 of the Agreement.

            Excess Availability - at any time, an amount equal to (1) Availability minus (2) all amounts due and owing to Borrower's trade creditors which are outstanding beyond normal trade terms in a manner inconsistent with past practice (but without duplication of amounts already excluded in the calculation of Eligible Receivables).

            Excess Cash Flow - with respect to any fiscal year of Borrower, an amount equal to (x) the sum of net income plus depreciation, amortization and other non-cash charges deducted in determining such net income, minus (y) the sum of regularly scheduled payments of principal on Indebtedness for Money Borrowed, all prepayments of Indebtedness (other than the Revolving Credit Loans), cash used for the repurchase of any of the Borrower's equity securities, interest expense paid in cash, taxes paid in cash, non-cash income included in determining such net income, Capital Expenditures which are not financed, Distributions made in cash and any other income received by the Borrower not arising in the ordinary course of the Borrower's business, including, without limitation, rental income, income tax refunds, gains on extraordinary items and gains on sale of assets, all determined for such fiscal year for Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP.

            First Mortgage Notes - collectively, the 9% First Mortgage Notes due 2011, as contemplated by the Plan of Reorganization.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            Guarantors - each Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations.

            Guaranty Agreements - each guaranty executed by any Guarantor in favor of the Agent for the benefit of the Lenders.

            Indebtedness - as applied to a Person means, without duplication:

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

                  (ii) all obligations of other Persons which such Person has guaranteed;

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

                  (iv) Derivative Obligations; and

                  (v) in the case of Borrower (without duplication), the Obligations.

            Indenture - the Indenture, dated as of February 18, 2004, made by the Borrower in favor of the Indenture Trustee.

            Indenture Trustee - J.P. Morgan Trust Company, N.A. or any successor trustee under the Indenture.

            Intellectual Property - all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

            Interest Period - as applicable to any LIBOR Portion, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrower; provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one (1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower selects) in the Term, unless Borrower and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; and (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date.

            Issuing Bank - Fleet National Bank, or such other financial institution selected by the Agent and acceptable to the Borrower from time to time.

            La Place Assets - all Equipment, Fixtures and real Property and any interests or rights thereto of the Borrower located at Borrower's facility in La Place, Louisiana held as collateral in respect of the Senior Note Indebtedness in accordance with the Indenture, the Noteholder Security Agreement, the Noteholder Mortgage, any Noteholder Subsidiary Security Agreement and any other any other mortgage, security agreement, guarantee or other agreement evidencing a security interest in the La Place Assets pursuant to the Indenture.

            La Place Dock Property - the dock currently included within the La Place Assets.

            La Place New Warehouse Property - approximately three acres of currently undeveloped land included in the real property that is part of the La Place Assets.

            La Place Sale/Leaseback - any sale and leaseback transaction entered into between the Borrower and any Louisiana state, municipal or other governmental authority (a "Governmental Entity") with respect to the La Place Dock Property and the La Place New Warehouse Property (collectively, the "Covered Property") pursuant to which (a) the Company shall transfer title to the Covered Property to the Governmental Entity for nominal consideration; (b) the Governmental Entity shall agree (i) if in respect of the Dock Property, to fund improvements to such property and the dock thereon, and (ii) if in respect of the New Warehouse Property, to fund the construction of a warehouse and related capital improvements; (c) the Governmental Entity shall lease the Covered Property to the Company in full or partial consideration of the Company's contribution to the local economy through maintaining a certain number of jobs, the value of such contribution to be determined in good faith between the parties; and (d) such leases shall have terms to be determined by amortizing the funds invested by the respective Governmental Entity by the annual value of the respective contributions to the local economy, at the end of which periods the respective Covered Property and all fixtures and other improvements shall be reconveyed to the Company.

            LC Amount - at any time, the aggregate undrawn available amount of all Letters of Credit and LC Guaranties then outstanding minus any cash Collateral provided by the Borrower with respect thereto.

            LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

            LC Obligations - Any Obligations that arise from any draw against any Letter of Credit or against any letter of credit supported by an LC Guaranty.

            Letter of Credit - any standby or documentary letter of credit issued by Agent or any Affiliate of Agent for the account of Borrower.

            LIBOR - as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

            LIBOR Interest Payment Date - the first day of each calendar month during and immediately following the applicable Interest Period.

            LIBOR Option - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans based on the LIBOR.

            LIBOR Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

            LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Agent requesting that interest on a Revolving Credit Loan be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period; (iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Portion, which shall be in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof.

            Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Loan Account - the loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

            Loan Documents - the Agreement, the Other Agreements and the Security Documents.

            Loans - all loans and advances of any kind made by Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

            London Banking Day - any date on which commercial banks are open for business in London, England.

            Majority Lenders - as of any date, Lenders holding 51% of the Revolving Loan Commitments determined on a combined basis and, following the termination of the Revolving Loan Commitments, Lenders holding 51% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrower or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are two or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations or Revolving Loan Commitments, at least two Lenders shall be required to constitute Majority Lenders; and (ii) prior to termination of the

Revolving Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment.

            Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrower and its Subsidiaries taken as a whole, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrower or any of its Subsidiaries to perform its obligations hereunder or under any Loan Document.

            Money Borrowed - means, (i) Indebtedness arising from the lending of money by any Person to Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower or any of its Subsidiaries, (1) which is represented by Revolving Notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, Revolving Notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses.

            Mortgages - the mortgages and/or deeds of trust executed by Borrower on or about the Closing Date in favor of Agent, for the benefit of itself and Lenders, by which Borrower has granted to Agent, as security for the Obligations, Liens upon all real Property owned by Borrower (except for real Property included in the La Place Assets), together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

            Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

            Net Orderly Liquidation Value - the net orderly liquidation value of Inventory as determined by the Agent from time to time pursuant to appraisals satisfactory to Agent in all respects.

            Noteholder Mortgage - the mortgage, dated as of February 18, 2004, between the Borrower and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time in accordance with its terms and the terms of the Indenture, relating to the real Property included in the La Place Assets together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of such real Property included in the La Place Assets.

            Noteholder Security Agreement - the security agreement dated as of February 18, 2004, between the Borrower and the Indenture Trustee relating to certain Equipment, Fixtures and Property in the La Place Assets, as the same may be amended, supplemented or modified from time to time in accordance with its terms and the terms of the Indenture and all other instruments and agreements now or at any time hereafter securing the whole or any part of such Equipment, Fixtures and Property.

            Noteholder Subsidiary Security Agreement - any Subsidiary Security Agreement (as defined in the Indenture) entered into from time to time between the Indenture Trustee and any Recourse Subsidiary (as defined in the Indenture) pursuant to the terms of the Indenture as the same may be amended, supplemented or otherwise modified from time to time.

            Obligations - all Loans, all LC Obligations, Letters of Credit, LC Guaranties and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent, for its own benefit, from Borrower to Agent for the benefit of any Lender, from Borrower to any Lender or from Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement, any of the other Loan Documents, or any agreements evidencing the Product Obligations or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and including without limitation any Product Obligations owing to Agent, any Lender, Bank or any Affiliate of Bank or Agent.

            Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

            Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

            Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

            Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower and its Subsidiaries at the time outstanding, does not exceed $5,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

            Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

            Plan - an employee benefit plan now or hereafter maintained for employees of Borrower or any of its Subsidiaries that is covered by Title IV of ERISA.

            Plan of Reorganization - Borrower's Second Amended Joint Plan of Reorganization filed in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, on February 4, 2004, as confirmed by the Findings of Fact, Conclusions of Law and Order, issued by such court on February 6, 2004.

            Product Obligations - every obligation of Borrower under and in respect of any one or more of the following types of services or facilities extended to Borrower by Bank, Agent, any Lender or any Affiliate of Bank or
Agent: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and (iv) Derivative Obligations.

            Projections - Borrower's forecasted consolidated (i) balance sheets,
(ii) profit and loss statements, (iii) cash flow statements, (iv) capitalization statements, and (v) Borrowing Base availability, all prepared on a consistent basis with the historical financial statements of Borrower and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

            Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            Reportable Event - any of the events set forth in Section 4043(c) of ERISA.

            Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

            Reserves - such reserves against the Borrowing Base established by the Agent pursuant to subsection 1.1.1, which with respect to any Account or Inventory which has not at any time been included in the Borrowing Base shall be without duplication of any exclusion of such Account from Eligible Accounts or such Inventory from Eligible Inventory as provided in the Agreement.

            Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments by Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of Borrower;

                  (ii) Property to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower or any of its Subsidiaries;

                  (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

                  (vii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

                  (viii) investments existing on the date hereof and listed on
      Schedule 8.2.12 hereto; and

                  (ix) investments otherwise expressly permitted pursuant to the Agreement.

            Revolving Credit Loan - a Loan made by any Lender pursuant to
Section 1.1 of the Agreement.

            Revolving Credit Maximum Amount - $45,000,000, as such amount may be reduced from time to time pursuant to the terms of the Agreement.

            Revolving Loan Commitment - with respect to any Lender, the amount of such Lender's commitment to make Revolving Credit Loans pursuant to subsection 1.1.1 of the Agreement, as set forth below such Lender's name on the signature page hereof or any Assignment and Acceptance Agreement executed by such Lender.

            Revolving Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

            Revolving Notes - the promissory notes to be executed by Borrower on or about the Closing Date in favor of each Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor Revolving Notes therefor.

            Security Documents - the Guaranty Agreements, the Mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            Senior Note Holders - the holders of the First Mortgage Notes.

            Senior Note Indebtedness - all Indebtedness owed by Borrower to the Senior Note Holders pursuant to the First Mortgage Notes.

            Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            Subordinated Debt - Indebtedness of Borrower or any Subsidiary of Borrower that is subordinated to the Obligations in a manner satisfactory to Agent, and contains terms, including without limitation, payment terms, satisfactory to Agent.

            Subsidiary - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

            Term - as defined in Section 4.1 of the Agreement.

            Total Credit Facility - $45,000,000, as reduced from time to time pursuant to the terms of the Agreement.

            Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

            UCC - the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement, as it may be amended or otherwise modified.

            Unused Line Fee - as defined in Section 2.4 of the Agreement.

            Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

            Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

            Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1       Form of Revolving Note
Exhibit 8.1.3     Form of Compliance Certificate
Exhibit 8.1.4     Form of Borrowing Base Certificate

Schedule 5.2.1    Commercial Tort Claims in Excess of $500,000
Schedule 6.1.1    Location of Collateral
Schedule 7.1.1    Qualifications to do Business
Schedule 7.1.4    Capital Structure
Schedule 7.1.5    Names
Schedule 7.1.13   Surety Obligations
Schedule 7.1.14   Tax Identification Numbers
Schedule 7.1.16   Patents, Trademarks, Copyrights and Licenses
Schedule 7.1.19   Restrictions on Indebtedness
Schedule 7.1.20   Litigation
Schedule 7.1.22   Leases with Annual Payments in Excess of $25,000
Schedule 7.1.23   Pension Plans
Schedule 7.1.25   Collective Bargaining Agreements
Schedule 8.2.3    Permitted Indebtedness
Schedule 8.2.5    Permitted Liens
Schedule 8.2.12   Permitted Investments

                                   EXHIBIT 1.1

                             FORM OF REVOLVING NOTE

                                 REVOLVING NOTE

$_________________                                            New York, New York
                                                              ________ __, 200__

      This Revolving Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of February 18, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among BAYOU STEEL CORPORATION, a Delaware corporation ("Borrower"), FLEET CAPITAL CORPORATION ("FCC"), the various other financial institutions named therein or which hereafter become a party thereto (together with FCC, collectively, "Lenders") and FCC as agent for the Lenders (FCC, in such capacity, "Agent"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

      FOR VALUE RECEIVED, Borrower promises to pay to the order of ______________, at Agent's offices located at 1633 Broadway, New York, New York 10019, or at such other place as the holder hereof may from time to time designate to Borrower in writing:

            (i) the principal sum of _________________________________________
      ($_____________), or if different from such amount, the unpaid principal balance of Revolving Credit Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

            (ii) interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

      This Note is one of the Revolving Notes referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Security Documents, is entitled to the benefits of the Loan Agreement and the Security Documents, and is subject to all of the agreements, terms and conditions therein contained.

      This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

      If an Event of Default under subsection 10.1.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

                                        BAYOU STEEL CORPORATION


                                        By: _________________________________
                                            Name:
                                            Title:

STATE OF _____________)
                      ) ss.:
COUNTY OF ____________)

      On the ____ day of ______________, 200__, before me personally came _____________________, to me known, who being by me duly sworn, did depose and say that he is the ___________________________ of BAYOU STEEL CORPORATION, the corporation described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto by order of the board of directors of said corporation.


                                        ____________________________________
                                        Notary Public


                              Exhibit 1.1 - Page 2

                                  EXHIBIT 8.1.3

                             COMPLIANCE CERTIFICATE

                        [______________________________]

                                        __________________, ___

Fleet Capital Corporation, as Agent
1633 Broadway
New York, New York 10019

            The undersigned, in his capacity as the chief financial officer of BAYOU STEEL CORPORATION ("Borrower"), gives this certificate to Fleet Capital Corporation, in its capacity as Agent ("Agent") in accordance with the requirements of subsection 8.1.3 of that certain Loan and Security Agreement dated February 18, 2004 among Borrower, Agent and the Lenders party thereto ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

            1. Based upon my review of the balance sheets and statements of income of Borrower and its Subsidiaries for the [__________] period ending _________ __, 200_, copies of which are attached hereto, I hereby certify that Capital Expenditures during the period and for the fiscal year to date total $__________ and $__________, respectively.

            2. No Default exists on the date hereof, other than:
__________________________________________________________________ [if none, so state]; and

            3. No Event of Default exists on the date hereof, other than ______________________________________________________________ [if none, so state].

                                        Very truly yours,


                                        ____________________________________
                                        Chief Financial Officer

                                  EXHIBIT 8.1.4

                       FORM OF BORROWING BASE CERTIFICATE

                                 SCHEDULE 6.1.1

                               BUSINESS LOCATIONS

1.    Borrower currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

2. Borrower maintains its books and records relating to Accounts and General Intangibles at:

3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:

4. Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

7. The following bailees, warehouseman, similar parties and consignees hold Inventory of Borrower or one of its Subsidiaries:

      -----------------------------------------------------------------------------------------------
                                                                                            Owner of
      Name and Address of Party       Nature of Relationship       Amount of Inventory      Inventory
      -------------------------       ----------------------       -------------------      ---------
      -----------------------------------------------------------------------------------------------
      -----------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------

      -----------------------------------------------------------------------------------------------

                                 SCHEDULE 7.1.1

                         JURISDICTIONS IN WHICH BORROWER
                              AND ITS SUBSIDIARIES
                          ARE AUTHORIZED TO DO BUSINESS

Name of Entity                    Jurisdiction
--------------                    ------------

                                 SCHEDULE 7.1.4

                                CAPITAL STRUCTURE

1. The classes and the number of authorized and issued Securities of Borrower and each of its Subsidiaries and the record owner of such Securities of Borrower are as follows:

Borrower:

-------------------------------------------------------------------------------------------------------
                              Number of Securities                               Number of Securities
    Class of Securities      Issued and Outstanding        Record Owners        Authorized but Unissued
    -------------------      ----------------------        -------------        -----------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Subsidiaries:

-------------------------------------------------------------------------------------------------------
                              Number of Securities                               Number of Securities
    Class of Securities      Issued and Outstanding        Record Owners        Authorized but Unissued
    -------------------      ----------------------        -------------        -----------------------
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

2. The number, nature and holder of all other outstanding Securities of Borrower and each Subsidiary are as follows:

3. The correct name and jurisdiction of incorporation or organization of each Subsidiary of Borrower and the percentage of its issued and outstanding Voting Stock owned by Borrower are as follows:

--------------------------------------------------------------------------------
                           Jurisdiction of                 Percentage of Voting
      Name           Incorporation/Organization          Stock Owned by Borrower
      ----           --------------------------          -----------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. The name of each of Borrower's and each Subsidiary's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

5. The agreements or instruments binding upon the partners, members or shareholders of Borrower or any of its Subsidiaries and relating to the ownership of its Securities, are as follows:


                             Schedule 7.1.4 - Page 2

                                 SCHEDULE 7.1.5

                               NAMES; ORGANIZATION

1. Borrower's correct name, as registered with the Secretary of State of the State of Delaware is:

2.    In the conduct of its business, Borrower has used the following names:

3. Each Subsidiary's correct name, as registered with the Secretary of State of the State of its incorporation or formation, is:

4. In the conduct of its business, each Subsidiary has used the following names:

5.    Borrower's Organizational I.D. Number is:

6.    Each Subsidiary's Organizational I.D. Number is:

7.    Borrower's Type of Organization is:

8.    Each Subsidiary's Type of Organization is:

9. Borrower has not been the surviving entity of a merger or consolidation nor has it acquired substantially all the assets of any person.

10. No Subsidiary has been the surviving entity of a merger or consolidation nor has it acquired substantially all the assets of any person.

                                 SCHEDULE 7.1.13

                               SURETY OBLIGATIONS

                                 SCHEDULE 7.1.14

                   TAX IDENTIFICATION NUMBERS OF SUBSIDIARIES

Subsidiary                          Number
----------                          ------

                                 SCHEDULE 7.1.16

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.    Borrower's and its Subsidiaries' patents:

--------------------------------------------------------------------------------
                           Status in       Federal Registration     Registration
    Patent     Owner     Patent Office            Number                Date
    ------     -----     -------------            ------                ----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2.    Borrower's and its Subsidiaries' trademarks:

--------------------------------------------------------------------------------
                           Status in       Federal Registration     Registration
  Trademark    Owner     Patent Office            Number                Date
  ---------    -----     -------------            ------                ----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.    Borrower's and its Subsidiaries' copyrights:

--------------------------------------------------------------------------------
                           Status in       Federal Registration     Registration
  Copyrights   Owner   Copyright Office            Number                Date
  ----------   -----   ----------------            ------                ----
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4. Borrower's and its Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

--------------------------------------------------------------------------------
  Name of License      Nature of License      Licensor      Term of License
  ---------------      -----------------      --------      ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5.    Infringement Activities:

6.    Unregistered material trademarks, service marks and copyrights:

7. Material license agreements that do not permit assignment or limit the use of license after default:


                            Schedule 7.1.16 - Page 2

                                 SCHEDULE 7.1.19

                    CONTRACTS RESTRICTING RIGHT TO INCUR DEBT

Contracts that restrict the right of Borrower or any of its Subsidiaries to incur Indebtedness:

--------------------------------------------------------------------------------
Title of Contract  Identity of Parties  Nature of Restriction   Term of Contract
-----------------  -------------------  ---------------------   ----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 7.1.20

                                   LITIGATION

1. Actions, suits, proceedings and investigations pending against Borrower or any Subsidiary:

--------------------------------------------------------------------------------
Title of Action  Nature of Action  Complaining Parties  Jurisdiction or Tribunal
---------------  ----------------  -------------------  ------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. The only threatened actions, suits, proceedings or investigations of which Borrower or any Subsidiary is aware are as follows:

                                 SCHEDULE 7.1.22

                        CAPITALIZED AND OPERATING LEASES

Borrower and its Subsidiaries have the following capitalized and operating leases:

--------------------------------------------------------------------------------
    Lessee          Lessor          Term of Lease          Property Covered
    ------          ------          -------------          ----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 7.1.23

                                  PENSION PLANS

Borrower and its Subsidiaries have the following Plans:

--------------------------------------------------------------------------------
                         Party                          Type of Plan
                         -----                          ------------
--------------------------------------------------------------------------------
Borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subsidiaries
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 7.1.25

             COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES

1. Borrower and its Subsidiaries are parties to the following collective bargaining agreements:

--------------------------------------------------------------------------------
    Type of Agreement                 Parties                  Term of Agreement
    -----------------                 -------                  -----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. Material grievances, disputes of controversies with employees of Borrower or any of its Subsidiaries are as follows:

--------------------------------------------------------------------------------
      Parties Involved               Nature of Grievance, Dispute or Controversy
      ----------------               -------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining with respect to Borrower or any of its Subsidiaries are as follows:

--------------------------------------------------------------------------------
      Parties Involved                            Nature of Matter
      ----------------                            ----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 8.2.3

                              EXISTING INDEBTEDNESS

Borrower                 Lender                  Amount                 Maturity
--------                 ------                  ------                 --------

                                 SCHEDULE 8.2.5

                                 PERMITTED LIENS

--------------------------------------------------------------------------------
            Secured Party                            Nature of Lien
            -------------                            --------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 SCHEDULE 8.2.12

                              PERMITTED INVESTMENTS